EXHIBIT 4.22

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR OTHERWISE PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

 THIS WARRANT IS VOID AFTER 5:00 P.M. EASTERN TIME, MARCH 27th, 2016.

COMMON STOCK PURCHASE WARRANT

For the Purchase of Shares of Common Stock

Of

PHOTOMEDEX, INC.

1.           Warrant.  THIS CERTIFIES THAT, in connection with, and conditioned upon, the closing of the transactions set forth in that certain Amendment No. 2 to Term Loan and Security Agreement dated March 28, 2011, by and between PhotoMedex, Inc. (the “Company”), a Nevada corporation, and Clutterbuck Funds, LLC (“Holder”), a Delaware limited liability company, Holder is entitled, at any time or from time to time from March 28, 2011 (the “Commencement Date”), and at or before 5:00 p.m., Eastern Time, March 27, 2016 (the ”Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 109,650 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) subject to adjustment as provided in Section 7 hereof. If the Expiration Date is a day on which banking institutions in New York, New York are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant without the written consent of the Holder. This Warrant is initially exercisable at $5.70 per Share (the “Initial Exercise Price”, being the Nasdaq closing price on March 8, 2011, and the same as $5.70, the Nasdaq closing price on March 25, 2011); provided, however, that upon the occurrence of any of the events specified in Section 7 hereof, the rights granted by this Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the Initial Exercise Price or the adjusted exercise price, depending on the context.

2.           Exercise.

2.1           Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Shares being purchased, payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2           Legend. Each certificate for the securities purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

3.           Transfer.

3.1           Generally. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 3.2 hereof and applicable federal and state securities laws.  The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred.  Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred.  Holder shall not have any right to transfer any portion of this Warrant to any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (each, a “Person”) that, in the good faith judgment of the Board of Directors of the Company, is a direct competitor of the Company.

3.2           Condition of Transfer or Exercise of Warrant.  It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the Shares to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution.  As a further condition to any transfer of this Warrant or any or all of the Shares issuable upon exercise of this Warrant, the Company may request an opinion of outside legal counsel, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act.  Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Shares are not freely saleable under Rule 144 under the Act, contain a legend in the form set forth in Section 2.2 restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.  As further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

4.           Representations and Warranties of the Holder and the Company

4.1           Representations and Warranties by the Holder.  The Holder represents and warrants to the Company as of the Commencement Date as follows:

(a)           The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

(b)           The Holder is acquiring the Warrant and the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(c)           The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

(d)           The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e)           The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities.  The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.

4.2                   Representations and Warranties by the Company.  The Company represents and warrants to the Holder as of the Commencement Date as follows:

(a)           The Company (i) is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)           All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Shares issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

(c)           The Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.  Subject to applicable restrictions on transfer, the issuance and delivery of the Warrant and the Shares issuable upon conversion of the Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except (i) as specifically set forth in the Company’s Articles of Incorporation, or this Warrant or (ii) for any such rights that have been previously waived or have expired in accordance with their terms without exercise.  The offer, sale and issuance of the Warrant and Shares, as contemplated by this Warrant, are exempt from the registration requirements of applicable federal and state securities laws in the United States, and neither the Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(d)           The execution, delivery, and performance of this Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (a) any provision of the Company’s Articles of Incorporation or by-laws (each as in effect on the date hereof); (b) any provision of any judgment, decree, or order to which the Company is a party or by which it is bound; (c) any contract, obligation, or commitment to which the Company is a party or by which it is bound; or (d) any statute, rule, or governmental regulation applicable to the Company.

(e)           As of the Commencement Date, the authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, of which 2,859,749 were issued and outstanding.  The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), are fully paid and nonassessable and have been issued in compliance with the registration and prospectus delivery requirements of the Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom.  The Company shall reserve adequate shares of Common Stock for issuance upon exercise of this Warrant. Except as set forth in its filings with the Securities and Exchange Commission (the “Commission”) and except for the two convertible promissory notes issued to Perseus Partners VII, L.P. (“Perseus”) as of March 1, 2011 in the respective principal amounts of $146,321 and $874,993, and the one convertible promissory note issued to Perseus as of September 1, 2010 in the principal amount of  $150,716, and except for the planned issuance in March 2011 of 210,000 shares of Common Stock to the Company’s SEC-reporting executive officers and 44,000 shares of Common Stock to members of the Scientific Advisory Board and to other Company managers and employees, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible Securities of the Company, nor has the issuance of any of the aforesaid rights to acquire securities of the Company been authorized.

(f)           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Warrant (and the Shares issuable upon the exercise of this Warrant), or the consummation of any other transaction contemplated hereby, except for the following:  (a) the filing of a notice on Form D under the Act and (b) the compliance with applicable state securities laws.

5.           “Piggy-Back” Registration Rights.

5.1           Grant of Right.  Subject to the terms of this Section 5, the Holder shall have the right, beginning on the Commencement Date and ending on the Expiration Date (the “Term”), to include the Shares underlying this Warrant (the “Registrable Securities”) as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate that such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit; provided, however, that all other holders of outstanding securities (other than Perseus or any holder of a convertible promissory note or a warrant that is a registered assign of Perseus) are also excluded from the filing of such registration statement on a pro rata basis.

5.2           Terms.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 5.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen (15) days’ written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement.

5.3.           Underwriting. The right of any Holder to registration pursuant to this Section 5 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the

Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter.

5.4           Limitations on Secondary Offerings.  Notwithstanding anything to the contrary set forth in this Agreement, in the event that, following the exercise of the piggyback right pursuant to this Section 5 and the inclusion in such registration statement of all or part of the Registrable Securities then held by the Holder, the Commission informs the Company that such registration statement cannot be filed as a secondary offering on Form S-3 due to the aggregate number of securities to be registered thereunder, then:

(a)           the Company, in its sole discretion, shall be permitted to exclude such portion of the Holder’s Registrable Securities from such registration statement to the extent necessary to permit the filing of such registration statement on Form S-3; provided, however, that all other holders of outstanding securities (other than Perseus or any holder of a convertible promissory note or a warrant that is a registered assign of Perseus) are also excluded from the filing of such registration statement on a pro rata basis; and

(b)           the Company will use commercially reasonable efforts to file, when and as permitted by the Commission, one or more additional registration statements on Form S-3 in order to register all of the Registrable Securities  requested to be registered by the Holder under this Section 5.

5.5           Additional Requirements.

(a)           Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration under the terms of this Warrant shall furnish the Company, upon at least three (3) business days’ request, such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law (including, without limitation, a certification of the number of Shares beneficially owned by such Holder and the name of the natural person(s) that have voting and dispositive control over such Shares).  The Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information.

(b)           Company Right to Exclude.  The Company shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 5.5(a); provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective), the Company shall use all commercially reasonable efforts to include such Registrable Securities on such registration statement.

(c)           Additional Restrictions.  The rights of the Holder granted pursuant to Section 5.1 and 5.2 of this Warrant shall be subject in all respects to the rights granted to Perseus pursuant to that certain Registration Rights Agreement, dated as of February 27, 2009, between the Company and Perseus.

5.6           General Terms.

(a)           Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

(b)           Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

(c)           Termination of Registration Rights. No Holder shall be entitled to exercise any registration rights provided for in this Section 5 after the date on which all Registrable Securities held by such Holder may be sold under Rule 144 under the Act.

6.           New Warrants to be Issued.

6.1           Partial Exercise or Transfer.  Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

6.2           Lost Certificate.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

7.           Adjustments.

7.1           Adjustments to Exercise Price and Number of Securities.  Subject to Section 7.1(e), the Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

(a)           Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the  Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of Shares then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.  The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)           Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)           Stock Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(d)           Adjustment upon Issuances for Consideration Below Warrant Price. Subject to Section 7.1(f), if:

(i) during the period beginning on the Commencement Date and ending on the date that is eighteen (18) months from the Commencement Date (the “Initial Period”), the Company shall issue or sell any shares of Common Stock (or any equity securities convertible into shares of Common Stock) for a consideration per share less than the Exercise Price in effect as of immediately prior to such issuance or sale; or

(ii) at any time after the Initial Period but prior to the Expiration Date, the Company shall issue or sell any shares of Common Stock (or any equity securities convertible into shares of Common Stock) for a consideration per share less than the Exercise Price in a transaction or a series of transactions (whether related or not) in which the aggregate net purchase price received by the Company is $2,500,000 or more (any issuance described in Section 7(d)(i) or Section 7(d)(ii), a “Dilutive Issuance”); then, immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to (A) in the case of Section 7.1(d)(i), the lowest purchase price per share received by the Company in a Dilutive Issuance and (B) in the case of Section 7.1(d)(ii), the dollar volume-weighted average price for such shares of Common Stock (or such equity securities convertible into shares of Common Stock) issued in such Dilutive Issuances.  For purposes of this Section 7.1(d), the following actions shall be deemed not to be a Dilutive Issuance: any shares of Common Stock issued (A) in connection with an equity compensation plan or other bona fide compensation arrangement that is approved by the Board of Directors of the Company; (B) pursuant to a stock split or stock dividend; (C) pursuant to the exercise of any outstanding option, warrant, convertible security or other outstanding right to acquire securities of the Company; or (D) as consideration of, or otherwise in connection with, a bona fide acquisition by the Company or any of its subsidiaries.

(e)           Adjustment of Number of Shares.  Upon each adjustment in the Exercise Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.  Notwithstanding anything contained herein, in no event shall the Company be obligated to issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Holder hereunder would exceed 19.9% of the Company’s issued and outstanding shares of Common Stock on the Commencement Date.

(f)           Limitations on Adjustments.  The Exercise Price shall be adjusted in accordance with the terms of Section 7.1(d) with respect to only one Dilutive Issuance during the Term of this Warrant.

7.2           Notice of Adjustments.  Whenever any Exercise Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number or kind of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 8.3 hereof.

7.3           Substitute Warrant.  In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), at the option of the Company, the corporation formed by such consolidation or share reconstruction or amalgamation shall either (a) execute and deliver to the Holder a substitute Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer or (b) shall grant the Holder the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such consolidation, share reconstruction or amalgamation if this Warrant had been exercised immediately before such consolidation, share reconstruction or amalgamation.  Any substitute Warrant delivered under this Section 7.3 shall provide for adjustments which shall be identical to the adjustments provided for in this Section 7. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

7.4           Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7.5           No Impairment.  The Company shall not amend its Articles of Incorporation, or its Bylaws, or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed of performed hereunder by the Company, but shall at all times in good faith assist in carrying out such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairments as provided herein.

8.           Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice.  Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall use commercially reasonable efforts to give the Holder fifteen (15)

days’written notice of such event (but in any event, the Company shall provide the Holder with reasonable advance notice given the circumstances of such event) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

8.2           Events Requiring Notice.  The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (a) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (b) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3           Transmittal of Notices.  All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service, to the following address or to such other address as the Company may designate by notice to the Holders:

If to the Company:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attn:  President and Chief Executive Officer & Chief Financial Officer
Fax No.:  215.619.3209

With a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Attn:  Joanne Soslow
Fax No.:  215.963.5001

If to the Holder:

Clutterbuck Funds LLC
200 Public Square, Suite 2910
Cleveland, OH 44114
Attn:  Robert T. Clutterbuck
Fax No. 216.803.1199

with a copy to:

Ulmer & Berne LLP
1660 West 2nd St., Suite 1100
Cleveland, OH 44113-1448
Attn: Brian O’Neill, Esq.
Fax No. 216.583.7001

9.           Miscellaneous.

9.1           Amendments. Any modifications or amendments to this Warrant shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

9.3.           Entire Agreement.  This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4           Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

9.5           Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to conflict of laws principles thereof.

9.6           Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7           Execution in Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8           Jurisdiction, Forum Selection Venue; Jury Trial Waivers.  COMPANY AND HOLDER (A) AGREE TO SUBMIT THEMSELVES IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY SCHEDULE OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF OR THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF OHIO, AND APPELLATE COURTS FROM ANY SUCH FEDERAL COURT, (B) CONSENT THAT ANY ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS, AND WAIVE ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, (C) AGREE THAT SERVICE OF PROCESS OF ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPROPRIATE PARTY AT ITS ADDRESS AS SET FORTH HEREIN, AND SERVICE MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID, AND (D) AGREE THAT NOTHING HEREIN OR IN ANY SCHEDULE SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE COMPANY AND THE HOLDER EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY SCHEDULE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THE COMPANY AND THE HOLDER.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 28th day of March, 2011.

PHOTOMEDEX, INC.

By:  /s/ Christina L. Allgeier
Name: Christina L. Allgeier
Title: Chief Financial Officer,
Vice President, Finance & Administration

Form to be used to exercise Warrant:

Date:                  ,                      20___

The undersigned hereby elects irrevocably to exercise the Warrant for [___] Shares of PhotoMedex, Inc. and hereby makes payment of $[_________] (at the rate of $[___________] per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been exercised.

Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Shares for which this Warrant has not been converted.

Signature

Signature Guaranteed